UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 31, 2006

NEWPORT INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73061 El Paseo Road, Suite 202, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 31, 2006 the Board of Directors of Newport International Group, Inc. approved an amendment to the company’s 2002 Stock Option Plan, as amended (the “Plan”), increasing the number of shares of common stock reserved for issuance under the Plan from 12,000,000 shares to 27,000,000 shares. Under the terms of the Plan, the consent of the company’s stockholders is not necessary to increase the number of shares of common stock reserved for issuance pursuant to options to be granted under the Plan.

Shares are awarded under the Plan pursuant to individually negotiated compensation contracts or as determined and/or approved by the Board of Directors and the eligible participants include directors, officers, employees and non-employee consultants and advisors. Prior to the approval of the increase in the number of shares underlying the Plan, Newport International Group, Inc. had approximately 206,000 shares available under the Plan for future option grants. The Board of Directors of Newport International Group, Inc. anticipates that a substantial portion of the increased shares available for issuance under the Plan will be issued as compensation to the company’s employees, directors, technical consultants and advisors who provide services in the development and promoting of its various products and services and assist the company in developing its internal infrastructure, its strategic planning, and its strategic alliance program.

On June 2, 2006 the Board of Directors granted five year options to purchase 1,250,000 shares of its common stock at an exercise price of $0.45 per share to its members as compensation for their services to the company in fiscal 2006. Messrs. Cery B. Perle and Richard Galterio each received options to purchase 500,000 shares of common stock and Mr. Edward L. Hagan received an option to purchase 250,000 shares of common stock. The granting of these compensatory options was consistent with past practice and the exercise price was in excess of fair market value on the date of grant. The Board had earlier determined to grant the options but the number of shares available under the Plan was not sufficient until following the above-described increase.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amendment No. 2 to the 2002 Stock Option and Stock Award Plan *

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newport International Group, Inc.

June 6, 2006	/s/ Cery B. Perle
Cery B. Perle
President, Chief Executive Officer